CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated November 19, 2002 for the Fairport Funds and to all references to our firm included in or made a part of this Post-Effective Amendment Number 12 to the Fairport Funds' Registration Statement on Form N-1A (File No. 33-84186), including the references to our firm under the heading "Financial Highlights" in the Prospectus.


           /s/
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
February 24, 2003